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                                                                   EXHIBIT 23(B)
                        CONSENT OF INDEPENDENT AUDITORS
The Board of Directors
Vanguard Cellular Systems, Inc.:
     We consent to the incorporation by reference in the previously filed registration statements on Form S-4 (No. 33-35054), Form S-3 (No. 33-61295),
Form S-8 (No. 33-22866), Form S-8 (No. 33-36986), Form S-8 (No. 33-53559) and
Form S-8 (No. 33-69824) of Vanguard Cellular Systems, Inc. of our report dated April 11, 1997, with respect to the consolidated balance sheets of International Wireless Communications Holdings, Inc. and subsidiary as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 10-K/A of Vanguard Cellular Systems, Inc. dated April 15, 1997.
                                         KPMG PEAT MARWICK LLP
San Jose, California
April 14, 1997